UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): March 30, 2005

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16129 (Commission File Number)	33-0927079 (IRS Employer Identification Number)

One Enterprise Drive Aliso Viejo, California (Address of principal executive offices)		92656-2606 (Zip Code)

(949) 349-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On March 30, 2005, the Organization and Compensation Committee of the Board of Directors of Fluor Corporation (“Fluor”) unanimously approved by written consent amendments to certain of Fluor’s incentive plans that provide for the grant of incentive awards to its executive officers and directors (the “Plans”). The amendments prohibit the Company from providing financing to plan participants to pay the purchase price of plan awards, to pay the amount of taxes required by law to be withheld with respect to any plan awards or for any other purpose. The amendments do not affect the participants’ ability to utilize a cashless exercise arrangement. These amendments reflect the policy that Fluor has maintained since July 2002, under which no new loans are allowed to be granted to any executive officers or directors of Fluor.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2005	Fluor Corporation
	By:	/s/ D. Michael Steuert
D. Michael Steuert
Senior Vice President and Chief Financial Officer